UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2024, Gain Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present. The matters voted on at the Annual Meeting were: (1) the election of eight directors and (2) the ratification of the appointment of Ernst & Young AG as the Company’s independent registered public accounting firm. The final voting results were as follows:

1. The election of Matthias Alder, Dov Goldstein, M.D., Hans Peter Hasler, Khalid Islam, Ph.D, Gwen Melincoff, Claude Nicaise, M.D., Eric I. Richman, and Jeffrey Riley as directors to hold office for a term of one year, until their successors are duly elected and qualified or they are otherwise unable to complete their respective terms. The votes were cast for this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
Matthias Alder	4,708,186	2,100,956	5,183,098
Dov Goldstein, M.D.	6,520,571	288,571	5,183,098
Hans Peter Hasler	4,308,578	2,500,564	5,183,098
Khalid Islam, Ph.D.	4,783,551	2,025,591	5,183,098
Gwen Melincoff	4,766,864	2,042,278	5,183,098
Claude Nicaise, M.D.	4,727,288	2,081,854	5,183,098
Eric I. Richman	6,581,651	227,491	5,183,098
Jeffrey Riley	4,733,278	2,075,864	5,183,098

2. The proposal to ratify the appointment of Ernst & Young AG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved based upon the following votes:

For	Against	Abstain
11,836,784	119,833	35,623

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Date: June 25, 2024	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Financial Officer